Anchor Series Trust Exhibit 77Q1(e)
1. Subadvisory Agreement between SunAmerica Asset Management, LLC and BlackRock Investment Management,
LLC. Incorporated by reference to Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No. 2-86188) filed on January 12, 2015 (SEC Accession No. 0001193125-15-007990).
2. Sub-Subadvisory Advisory Agreement between BlackRock Investment Management, LLC and BlackRock Asset
Management North Asia Limited. Incorporated by reference to Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No. 2-86188) filed on January 12, 2015 (SEC Accession No. 0001193125-15-007990).
3. Sub-Subadvisory Agreement between BlackRock
Investment Management, LLC and BlackRock (Singapore) Limited. Incorporated by reference to Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No. 2-86188) filed on January 12, 2015 (SEC Accession No. 0001193125-15-007990).
4. Sub-Subadvisory Agreement between BlackRock
Investment Management, LLC and BlackRock International Limited. Incorporated by reference to Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No. 2-86188) filed on January 12, 2015 (SEC Accession No. 0001193125-15-007990).